Exhibit 99.2

Supplemental Operating and Financial Data September 30, 2014 (Unaudited) Assisted Living Property – Vacaville, CA Operated by Brookdale Senior Living

Table of Contents 2 CORPORATE Company Information 3 Additional Information 4 Forward-Looking Statements & Non-GAAP Information 5 Real Estate Activities 6-9 Real Estate Portfolio Summary 10 Real Estate Portfolio Metrics 11 Real Estate Portfolio Diversification 12-14 Top Ten Operators 15 Extendicare and Enlivant, formerly Assisted Living Concepts 16 Real Estate Portfolio Maturity 17 Enterprise Value 18 Debt Maturity 19 Financial Data Summary 20-21 Consolidated Statements of Income 22 Consolidated Balance Sheets . 23 Funds from Operations . 24-25 Glossary . 26-28

Company Information

LTC LISTED NYSE

Company

Founded in 1992, LTC Properties, Inc. ("LTC") is a self-administered real estate investment trust that primarily invests in senior housing and long-term care properties through facility lease transactions, mortgage loans, and other investments. Our primary objectives are to sustain and enhance stockholder equity value and provide current income for distribution to stockholders through real estate investments in long-term care and other health care related properties leased to qualified, experienced operators. To meet these objectives, we attempt to invest in properties that provide opportunity for additional value and current returns to our stockholders and diversify our investment portfolio by geographic location, operator, and form of investment. For more information on LTC, visit the Company's website at www.LTCreit.com.

Board of Directors

Wendy Simpson
Chairman

Boyd Hendrickson
Lead Director

Edmund King

James Pieczynski

Devra Shapiro

Timothy Triche, MD

Management

Wendy Simpson
Chairman, Chief Executive Officer and President

Pam Kessler
Executive Vice President, CFO, and Secretary

Clint Malin
Executive Vice President and Chief Investment Officer

Brent Chappell
Senior VP, Investment and Portfolio Management

Cece Chikhale
Vice President, Controller and Treasurer

Mark Hemingway
Vice President of Marketing

Peter Lyew
Vice President and Director of Taxes

Contact Information

Corporate Office
2829 Townsgate Road, Suite 350
Westlake Village, CA 91361

Investor Relations
Investor.Relations@LTCreit.com
(805) 981-8655

www.LTCreit.com
(805) 981-8655 phone
(805) 981-8663 fax

CORPORATE

3

Additional Information

Analyst Coverage		
Crowell, Weedon, & Co. Douglas A. Christopher, CFA	**J.J. B. Hilliard, W.L. Lyons, Inc.** John Roberts	**JMP Securities, LLC** Peter Martin
KeyBanc Capital Markets, Inc. Karin A. Ford	**Mizuho Securities USA Inc.** Richard Anderson	**MLV & Co LLC** Paul Morgan
RBC Capital Markets Corporation Mike Carroll	**Stifel, Nicolaus & Company, Inc.** Daniel Bernstein	**Wells Fargo Securities, LLC** Todd Stender

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, or forecasts of LTC or its management.

CORPORATE

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5 Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, (including as a result of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010), changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Information This supplemental information contains certain non-GAAP information including EBITDA, normalized EBITDA, FFO, normalized FFO, normalized interest coverage ratio, and normalized fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 21, 24, and 25 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www.LTCreit.com. CORPORATE

Real Estate Activities

(dollar amounts in thousands)

ACQUISITIONS

Date	# of Properties	Property Type	# Beds/Units	Location	Operator	Date of Construction	Purchase Price	Annual GAAP Revenue	GAAP Lease Yield
9/13/2013	1	UDP [1][2]	60 units	Littleton, CO	Under Development Property	2013-2014 [1]	$ 1,200	- [1]	- [1]
9/20/2013	1	UDP [1][2]	48 units	Aurora, CO	Under Development Property	2013-2015 [1]	850	- [1]	- [1]
10/31/2013	4	Land	N/A	Various cities in MI	Prestige Healthcare	N/A	1,163	-	-
11/1/2013	1	SNF	120 beds	Trinity, FL	Traditions Management	2008 [3]	14,402	- [3]	- [3]
12/20/2013	1	UDP [1][2]	60 units	Westminster, CO	Under Development Property	2013-2015 [1]	1,425	[1]	- [1]
	8		168 units/120 beds				$ 19,040		
10/22/2014	1	UDP [1][2]	66 units	Burr Ridge, IL	Under Development Property	2014-2016 [1]	$ 1,400	- [1]	- [1]

(1) See page 7 for Development Activities.
(2) Simultaneous with the purchase, we entered into a lease agreement and development commitments totaling $42.5 million. See page 7 for Development Activities.
(3) The property was included in a master lease at an incremental initial cash yield of 8.75%. The GAAP yield on the master lease is 10.7%.

LOAN ORIGINATIONS

Date	# of Properties	Property Type	# Beds/Units	Location	Borrower	Operator	Origination	Development Funding	Funded to Date	Annual Revenue	Interest Rate
10/31/13	15	SNF	2,058 beds	Various cities in MI	Affiliates of Madison Healthcare	Prestige Healthcare	$ 124,387	$ 1,513	$ 125,900	$ 11,996	9.5%
7/31/14	1	ALF	100 beds	Phoenix, AZ	GrayHC-PVRE	Gray Health Care	$ 3,027	$ -	$ -	$ 242	7.0%

REAL ESTATE PORTFOLIO

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Real Estate Activities

(dollar amounts in thousands)

LEASE-UP

Date Opened	Occupancy at Sept 30, 2014	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Cash Lease/Loan Yield	# Beds/Units	Total Commitment	3Q14 Funding	Total Funded to Date
Oct-13	95%	2012	Development [1]	Wichita, KS	1	ALF/MC	9.25%	77 units	$ 10,585	$ 101	$ 10,225
Feb-14	61%	2012	Redevelopment [2]	Slinger, WI	1	SNF	10.08%	106 beds	10,600	-	10,600
Aug-14	37%	2013	Development [3]	Littleton, CO	1	MC	9.25%	60 units	9,931	1,153	9,529
					3			137 units/106 beds	$ 31,116	$ 1,254	$ 30,354

(1) Represents a newly developed 77-unit assisted living and memory care property in Kansas. GAAP rent began in 4Q13.
(2) Represents a mortgage and construction loan secured by a newly constructed 106-bed property which replaced a closed skilled nursing property. Funding was completed in 2Q14 and the closed skilled nursing property was sold in October 2014.
(3) Represents a newly developed 60-unit memory care property in Colorado. GAAP rent began in 3Q14.

DEVELOPMENT ACTIVITIES

Estimated Rent Inception Date	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Cash Lease Yield	# Beds/Units	Investment Commitment	3Q14 Funding	Total Funded to Date	Remaining Commitment
4Q14	2012	Development	Frisco, TX	1	ALF/MC	9.25%	80 units	$ 5,800 [1]	$ 375	$ 5,340	$ 460
4Q14	2012	Expansion/Renovation	Fort Collins, CO	2	ALF/MC	7.75% [2]	-	8,000	3,794	4,642	3,358
4Q14	2012	Development	Coldspring, KY	1	SNF	8.50%	143 beds	23,500 [1]	2,029	15,932	7,568
4Q14	2013	Renovation	Hillview/Lauderdale, TN	2	SNF	7.00%	-	2,200	268	1,978	222
4Q14	2013	Renovation	St. Petersburg, FL	1	SNF	8.75%	-	500	146	146	354
				7			80 units/143 beds	$ 40,000	$ 6,612	$ 28,038	$ 11,962
1Q15	2013	Development	Aurora, CO	1	MC	9.25%	48 units	$ 9,622 [1]	$ 2,297	$ 6,884	$ 2,738
2Q15	2013	Development	Westminster, CO	1	MC	9.25%	60 units	10,703 [1]	1,889	6,664	4,039
- [3]	2013	Renovation [4]	Various cities in MI	15	SNF	9.41%	-	12,000	816	1,513	10,487
				17			108 units	$ 32,325	$ 5,002	$ 15,061	$ 17,264
2Q16	2014	Development	Burr Ridge, IL	1	MC	9.30%	66 units	$ 12,248 [1]	$ -	$ - [5]	$ 12,248
			Total	25	WA	8.87%	254 units/143 beds	$ 84,573	$ 11,614	$ 43,099	$ 41,474

(1) Includes land and excludes capitalized interest on our open commitment.
(2) Based on Treasury rate and/or Treasury rate plus spread but not less than the rate shown.
(3) Interest on additional loan proceeds (see footnote 4 below) begins upon funding. Under the mortgage loan, the commitment to fund additional loan proceeds for approved capital improvement projects expires on March 31, 2016.
(4) Mortgage loan originated on October 31, 2013 provides for a $12.0 million commitment to fund renovations and/or expansions at certain properties securing the mortgage loan.
(5) Subsequent to September 30, 2014, we purchased a parcel of land in Illinois for $1.4 million and entered into a development commitment to construct a 66-unit free-standing memory care property.

REAL ESTATE PORTFOLIO

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8 REAL ESTATE PORTFOLIO Rendering Real Estate Activities Lease-Up in Littleton, CO Willowbrook Place, Kipling Parkway 60-unit memory care property Certificate of Occupancy – August 14, 2014 Operated by Anthem Memory Care

9 REAL ESTATE PORTFOLIO Real Estate Activities Rendering Development in Frisco, TX 80-unit assisted living and memory care property To be operated by Mustang Creek Management

10 Real Estate Portfolio Summary REAL ESTATE PORTFOLIO (dollar amounts in thousands) Real Estate Snapshot – Owned and Loan Portfolio Includes rental income and interest income from mortgage loans and excludes rental income from properties sold during the trailing twelve months ended September 30, 2014. Includes a mortgage and construction loan secured by a newly constructed 106-bed replacement property and a closed skilled nursing property which was sold in October 2014. Includes two MC developments with a total of 108 units, a combination ALF and MC development with a total of 80 units, and a SNF development with 143 beds. Includes one school property and five parcels of land held-for-use. Includes eleven months of interest from a $124,387 mortgage loan originated in 4Q13 and $1,513 of renovation funding on this loan. Assuming a full year of interest income from this mortgage loan, total portfolio interest income would be $16,612. Gross Investment Type Investment % Real Property 966,012 $ 84.8% Loans Receivable 173,051 15.2% Total 1,139,063 $ 100.0% Real Estate Snapshot — Owned and Loan Portfolio Trailing Twelve Months Ended September 30, 2014 Gross % of Rental Interest % of # of SNF ALF Investment per Type of Property Investments Investments Income(1) Income(1) Revenues Properties Beds Units Bed/Unit Skilled Nursing(2) $ 615,869 54.1% $ 51,260 $ 14,125 56.6% 101 12,183 - $50.55 Assisted Living 429,922 37.7% 42,342 1,131 37.7% 106 - 4,931 $87.19 Range of Care 46,293 4.1% 5,059 291 4.6% 9 733 348 $42.82 Under Development(3) 36,096 3.2% - - - - - - Other(4) 10,883 0.9% 1,290 - 1.1% 1 - - Total $ 1,139,063 100.0% $ 99,951 $15,547 (5) 100.0% 217 12,916 5,279 Same Property Portfolio Statistics (1) Normalized Normalized Occupancy EBITDARM Coverage EBITDAR Coverage Owned Properties 2Q14 1Q14 2Q14 1Q14 2Q14 1Q14 Assisted Living (2) 80.2% 80.4% 1.40 1.40 1.18 1.18 Assisted Living (3) 89.5% 89.2% 1.66 1.64 1.42 1.40 Skilled Nursing 79.9% 79.9% 2.29 2.29 1.69 1.69 Range of Care 83.4% 83.6% 1.80 1.81 1.30 1.31

11 Same Property Portfolio Statistics (1) Real Estate Portfolio Metrics REAL ESTATE PORTFOLIO Stabilized Property Portfolio Quality Mix Owned Properties Payor Source (1) Private Pay Medicare Medicaid (1) Quality mix for our skilled nursing portfolio, for the twelve months presented, is 25.4% Private Pay, 27.9% Medicare, and 46.7% Medicaid. For the Twelve Months Ended June 30, 2014 58.7% 15.3% 26.0%

LTC owns or holds mortgages on 217 properties, four parcels of land under development, and five parcels of land held-for-use in 29 states. 12 Real Estate Portfolio Diversification REAL ESTATE PORTFOLIO WA ME 1 8 NV WY MI IL AR LA KY WV ND NY 34 2 1 2 3 5 2 2 3 2 2 2 2 3 6 20 3 5 4 9 11 4 5 2 6 1 4 2 10 7 4 3 3 8 1 1 1 1 1 2 2 1 1 OR CA AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO Skilled Nursing Properties (Total: 101) Assisted Living Properties (Total: 106) Schools (Total: 1) Range of Care Properties (Total: 9) Under Development Properties (Total: 4) 1 2 15 1 Land Held-For-Use (Total: 5) 5

13 Real Estate Portfolio Diversification REAL ESTATE PORTFOLIO State Diversification By Property Type - Owned and Loan Portfolio The MSA rank by population as of July 1, 2013, as estimated by the United States Census Bureau. Due to master leases with properties in multiple states, revenue by state is not available. (dollar amounts in thousands) State (2) # of Props SNF % ALF % ROC % UDP % OTH % Gross Investment % Texas 55 193,780 $ 31.4% 37,565 $ 8.7% 2,994 $ 6.5% 5,586 $ 15.5% - $ - 239,925 $ 21.1% Michigan 15 125,900 20.4% - - - - - - 1,613 14.8% 127,513 11.2% Ohio 13 54,000 8.8% 44,647 10.4% - - - - - - 98,647 8.7% Colorado 13 6,038 1.0% 72,721 16.9% 2,007 4.3% 13,833 38.3% - - 94,599 8.3% Florida 17 41,080 6.7% 36,586 8.5% - - - - - - 77,666 6.8% New Jersey 5 - - 61,397 14.3% - - - - 9,270 85.2% 70,667 6.2% California 5 20,649 3.3% 28,070 6.5% 2,387 5.2% - - - - 51,106 4.5% New Mexico 7 50,622 8.2% - - - - - - - - 50,622 4.4% Arizona 8 36,092 5.9% 8,143 1.9% - - - - - - 44,235 3.9% Kansas 8 14,111 2.3% 17,145 4.0% - - - - - - 31,256 2.7% All Others 71 73,597 12.0% 123,648 28.8% 38,905 84.0% 16,677 46.2% - - 252,827 22.2% Total 217 615,869 $ 100.0% 429,922 $ 100.0% 46,293 $ 100.0% 36,096 $ 100.0% 10,883 $ 100.0% 1,139,063 $ 100.0%

Real Estate Portfolio Diversification

(dollar amounts in thousands)

Operator Diversification – Owned and Loan Portfolio



Gross Investment By Operator
Prestige Healthcare, 12.3%
Brookdale, 10.8%
Senior Care Centers, 10.1%
[CATEGORY NAME][3], [VALUE]
Juniper, 7.6%
Preferred Care, 7.3%
Carespring, 6.2%
Traditions Sr Mgmt, 5.5%
Fundamental, 4.1%
Skilled Healthcare, 3.5%
All Others, 24.9%

Operators[1]	# of Properties	Gross Investment	%	Annual Income[2]	%
Prestige Healthcare	17	$ 139,702	12.3%	$ 13,231	11.1%
Brookdale Senior Living	37	123,230	10.8%	12,154	10.2%
Senior Care Centers	9	114,539	10.1%	12,336	10.4%
Extendicare and Enlivant [3]	37	88,034	7.7%	10,963	9.2%
Juniper Communities	6	87,088	7.6%	7,031	5.9%
Preferred Care	29	83,526	7.3%	11,297	9.5%
Carespring Health Care Management	2	70,678	6.2%	5,431	4.6%
Traditions Senior Management	5	63,047	5.5%	6,761	5.7%
Fundamental	7	46,134	4.1%	4,832	4.1%
Skilled Healthcare Group	5	40,270	3.5%	4,501	3.8%
All Others	63	282,815	24.9%	30,297	25.5%
Total	217	$ 1,139,063	100.0%	$ 118,834	100.0%

(1) We have investments in 29 states leased or mortgaged to 38 different operators.
(2) Includes annualized GAAP rent for leased properties and trailing twelve months interest income from properties secured by mortgage loans, except for Prestige Healthcare which originated in 4Q13. Prestige Healthcare includes annualized GAAP rent for leased properties and annualized interest income from properties secured by a mortgage loan. Also, Prestige Healthcare includes additional interest from capital improvement funding under the mortgage loan.
(3) Formerly Assisted Living Concepts

REAL ESTATE PORTFOLIO

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Top Ten Operators

Prestige Healthcare (privately held) provides skilled nursing, assisted living, and independent living services, and other rehabilitative and healthcare services at 35 facilities in seven states. As of September 30, 2014, the LTC portfolio consisted of 15 skilled nursing properties and five parcels of land held-for-use in Michigan and two range of care properties in South Carolina with a gross investment balance of $139.7 million.

Brookdale Senior Living (NYSE: BKD) operates 1,150 independent living, assisted living, and memory care communities and continuing care retirement centers, with the ability to serve approximately 110,000 residents. As of September 30, 2014, the LTC portfolio consisted of 37 assisted living properties in nine states with a gross investment balance of $123.2 million.

Senior Care Centers (privately held) provides skilled nursing care, memory care, assisted living, and independent living services in 82 facilities exclusively in Texas. As of September 30, 2014, the LTC portfolio consisted of nine skilled nursing properties in Texas with a gross investment balance of $114.5 million.

Extendicare (TSX: EXE) **and Enlivant** (privately held), formerly known as Assisted Living Concepts operate 37 of our assisted living properties in 10 states with a gross investment balance of $88.0 million as of September 30, 2014. Extendicare operates 251 senior care centers in North America with the capacity to care for approximately 27,600 residents. EXE offers a continuum of health care services that includes skilled nursing care, rehabilitative therapies and home health care services. Privately held Enlivant and its subsidiaries own or operate over 200 senior living residences with over 9,000 units in 20 states.

Juniper Communities (privately held) operates 20 facilities comprised of skilled nursing, assisted living, memory care, and independent living facilities in four states. As of September 30, 2014, the LTC portfolio consisted of six assisted living and memory care properties in three states with a gross investment balance of $87.1 million.

Preferred Care (privately held) operates 106 facilities comprised of skilled nursing, assisted living, and independent living facilities, as well as five specialty care facilities, in 12 states. As of September 30, 2014, the LTC portfolio consisted of 27 skilled nursing and two range of care properties in six states with a gross investment balance of $83.5 million. They also operate one skilled nursing facility under a sub-lease with another lessee in our portfolio which is not included in the Preferred Care rental revenue.

Carespring Health Care Management (privately held) provides skilled nursing, assisted living, and independent living services, and other rehabilitative and healthcare services at 10 facilities in two states. As of September 30, 2014, the LTC portfolio consisted of two skilled nursing properties in Ohio and a parcel of land under development in Kentucky with a gross investment balance of $70.7 million.

Traditions Senior Management and other affiliated entities (privately held) operate 21 facilities consisting of independent living, assisted living, and skilled nursing facilities in eight states. As of September 30, 2014, the LTC portfolio consisted of four skilled nursing properties and one range of care property operated by Traditions and another affiliate in three states with a gross investment balance of $63.0 million. They also operate two skilled nursing properties under a sub-lease with Preferred Care, Inc. which is not included in the Traditions rental revenue.

Fundamental (privately held) includes skilled nursing facilities, assisted living facilities, long term acute care hospitals, hospices, outpatient clinics, behavioral health services and other healthcare services at 77 locations in 9 states. As of September 30, 2014, the LTC portfolio consisted of seven skilled nursing properties in three states, with a gross investment balance of $46.1 million.

Skilled Healthcare Group (NYSE: SKH) is a holding company with subsidiaries that operate skilled nursing facilities, assisted living facilities, a rehabilitation therapy business, and a hospice business. Skilled Healthcare operates 73 skilled nursing and 22 assisted living facilities in eight states. As of September 30, 2014, the LTC portfolio consisted of five skilled nursing properties in New Mexico with a gross investment balance of $40.3 million. On August 18th, Skilled Healthcare announced the signing of a definitive agreement to combine with Genesis HealthCare with closing expected to occur in early 2015. The combined company would reportedly have trailing 12-month revenues in excess of $5.5 billion with more than 500 facilities in 34 states and approximately 95,000 employees.

REAL ESTATE PORTFOLIO

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16 Extendicare (TSX: EXE) and Enlivant (privately held) (1) REAL ESTATE PORTFOLIO Formerly Assisted Living Concepts Twelve Months Ended June 30, 2014 (1) Co-lessee Extendicare and Enlivant Total # of Properties 37 properties Total # of Units 1,430 units Lease Expiration December 31, 2014 Normalized EBITDARM Coverage (2) 0.75x Normalized EBITDAR Coverage (2) 0.59x % of Portfolio Income 9.2% of Annual Income Master Lease I Master Lease II States # of Properties # of Units States # of Properties # of Units Idaho 4 148 Arizona 2 76 Iowa 1 35 Indiana 2 78 New Jersey 1 39 Nebraska 4 158 Ohio 5 191 Oregon 3 119 Texas 7 278 Washington 8 308 Total 18 691 Total 19 739 (1) Formerly Assisted Living Concepts (2) Twelve Months Ended June 30, 2014

17 Real Estate Portfolio Maturity FINANCIAL (dollar amounts in thousands) Includes annualized GAAP rent for leased properties and trailing twelve months interest income from properties secured by mortgage loans, except for Prestige Healthcare which originated in 4Q13. Prestige Healthcare includes annualized GAAP rent for leased properties and annualized interest income from properties secured by a mortgage loan. Also, Prestige Healthcare includes additional interest from capital improvement funding under the mortgage loan. (As a % of Total Annual Income(1)) % of Total % of Total Annual Income (1) % of Total 2014 13,047 $ 12.8% 1,197 $ 7.2% 14,244 $ 12.0% 2015 - - 291 1.8% 291 0.2% 2016 3,440 3.4% 63 0.4% 3,503 2.9% 2017 1,653 1.6% 996 6.0% 2,649 2.2% 2018 10,666 10.4% 985 5.9% 11,651 9.8% 2019 1,596 1.6% 174 1.0% 1,770 1.5% 2020 13,055 12.8% - - 13,055 11.0% 58,766 57.4% 12,905 77.7% 71,671 60.4% Total 102,223 $ 100.0% 16,611 $ 100.0% 118,834 $ 100.0% Year Rental Income (1) Interest Income (1) Thereafter

18 Enterprise Value FINANCIAL Subsequent to September 30, 2014, we amended our Unsecured Credit Agreement increasing the commitment to $400,000 with the opportunity to increase the credit line up to $600,000. The maturity of the facility was also extended to October 14, 2018. Includes amortization of debt issue cost. Subsequent to September 30, 2014, we redeemed $1,400 multifamily tax-exempt revenue bonds that was secured by five assisted living properties in Washington. Non-traded shares. Two million shares outstanding with a face rate of 8.5% and a liquidation value of $19.25 per share, convertible into common stock on a one-for-one basis. Our Series C preferred stock is not redeemable by us. Traded on NYSE. Closing price of our common stock as reported by the NYSE on September 30, 2014, the last trading day of third quarter 2014. Normalized EBITDA for the twelve months ended September 30, 2014. (In thousands, except per share amounts and number of shares) Capitalization Bank borrowings (1) 19,500 $ Senior unsecured notes -weighted average rate 4.8% (2) 281,633 Bonds payable - weighted average rate 3.3% (3) 1,400 Total debt 302,533 19% 9/30/14 No. of shares Preferred stock - Series C (4) 38,500 2% Common stock (5) 34,844,551 36.89 $ (6) 1,285,415 79% Total equity 1,323,915 81% 1,626,448 $ 100% Less: Cash and cash equivalents (7,589) 1,618,859 $ Debt to Enterprise Value 18.7% Debt & Preferred to Enterprise Value 21.1% Debt to Normalized EBITDA (7) 2.9x Enterprise Value At September 30, 2014 Debt Equity Closing Price Total Market Value

19 Debt Maturity (in thousands) FINANCIAL (dollar amounts in thousands) Subsequent to September 30, 2014, we amended our Unsecured Credit Agreement increasing the commitment to $400,000 with the opportunity to increase the credit line up to $600,000. The maturity of the facility was also extended to October 14, 2018. Reflects scheduled principal payments. Subsequent to September 30, 2014, we redeemed $1,400 multifamily tax-exempt revenue bonds that was secured by five assisted living properties in Washington. $ - $ 29,166 $ 1,400 $ 30,566 19,500 26,667 - 46,167 - 26,167 - 26,167 - 28,167 - 28,167 - 25,666 - 25,666 - 32,160 - 32,160 - 32,160 - 32,160 - 81,480 - 81,480 $ 19,500 $ 281,633 $ 1,400 $ 302,533 Total Thereafter 2021 2020 2017 2016 2015 2019 2018 Year Unsecured Line of Credit (1) Senior Unsecured Notes (2) Bonds Payable (3) Total

20 Financial Data Summary FINANCIAL (dollar amounts in thousands) Balance Sheet, Leverage Ratios and Coverage Ratios 9/30/14 12/31/13 12/31/12 12/31/11 Balance Sheet: Gross real estate assets $1,139,063 $1,104,732 $940,176 $779,033 Net real estate assets 902,699 884,361 740,846 599,916 Gross asset value 1,187,205 1,150,110 988,140 825,293 Total debt 302,533 278,835 303,935 159,200 Total liabilities 320,894 298,972 326,484 178,387 Preferred stock 38,500 38,500 38,500 38,500 Total equity 631,677 632,438 463,108 468,710 Leverage Ratios: Debt to gross asset value 25.5% 24.2% 30.8% 19.3% Debt & preferred stock to gross asset value 28.7% 27.6% 34.7% 24.0% Debt to total enterprise value 18.7% 18.1% 21.6% 14.1% Debt & preferred stock to total enterprise value 21.1% 20.6% 24.3% 17.5% Coverage Ratios: Debt to normalized EBITDA 2.9x 2.9x 3.7x 2.1x Normalized EBITDA / interest incurred 7.7x 7.7x 8.3x 11.7x Normalized EBITDA / fixed charges 6.2x 6.1x 6.2x 6.3x Trailing Twelve Months Ended

Financial Data Summary

(dollar amounts in thousands)

Reconciliation of Normalized EBITDA and Fixed Charges

	Trailing Twelve Months Ended			
	9/30/14	12/31/13	12/31/12	12/31/11
Net income	$ 67,049	$ 57,815	$ 51,327	$ 49,443
Less: Gain on sale of real estate, net	(1,140)	(1,605)	(16)	-
Add: Interest expense	12,297	11,364	9,932	6,434
Add: Depreciation and amortization	25,172	24,706	22,153	19,623
Adjusted EBITDA	103,378	92,280	83,396	75,500
Add back/(deduct):				
Non-recurring one-time items	1,980 (1)	2,687 (2)	(347) (3)	-
Normalized EBITDA	$ 105,358	$ 94,967	$ 83,049	$ 75,500
Interest expense:	$ 12,297	$ 11,364	$ 9,932	$ 6,434
Add: Capitalized interest	1,430	932	129	45
Interest incurred	13,727	12,296	10,061	6,479
Interest incurred	13,727	12,296	10,061	6,479
Preferred stock dividend	3,273	3,273	3,273	5,512
Fixed Charges	$ 17,000	$ 15,569	$ 13,334	$ 11,991

(1) Represents a $1,244 provision for loan loss reserve on a $124,387 mortgage loan origination and an $869 non-cash write off of straight-line rent offset by revenue from the Sunwest bankruptcy settlement distribution of $133.

(2) Represents the one-time severance and accelerated restricted stock vesting charge of $707 related to the retirement of the Company's former Senior Vice President, Marketing and Strategic Planning and (1) above.

(3) Represents revenue from the Sunwest bankruptcy settlement distribution.

Non-Cash Rental Revenue Components

	3Q14 (1)	4Q14 (1)	1Q15 (1)	2Q15 (1)	3Q15 (1)
Straight-line rent	$ 673	$ 735	$ 844	$ 795	$ 618
Amort of lease inducement	(222)	(251)	(251)	(251)	(251)
Net	$ 451	$ 484	$ 593	$ 544	$ 367

(1) For leases in place at September 30, 2014, excluding leases on non-accrual status and no modification or replacement of existing leases, no lease renewals including the Extendicare/Enlivant (formerly Assisted Living Concepts) lease, and no new leased investments are added to our portfolio.

FINANCIAL 21

Consolidated Statements of Income 22 FINANCIAL FINANCIAL (unaudited amounts in thousands, except per share amounts) 2014 2013 2014 2013 Revenues Rental income 25,098 $ 24,645 $ 75,375 $ 72,907 $ Interest income from mortgage loans 4,213 1,086 12,445 3,195 Interest and other income 230 94 386 279 Total revenues 29,541 25,825 88,206 76,381 Expenses Interest expense 3,170 2,581 9,445 8,512 Depreciation and amortization 6,335 6,139 18,935 18,152 General and administrative expenses 2,914 2,676 8,567 8,962 Total expenses 12,419 11,396 36,947 35,626 Operating Income 17,122 14,429 51,259 40,755 Gain on sale of real estate, net - - 1,140 - Income from continuing operations 17,122 14,429 52,399 40,755 Discontinued operations: Income from discontinued operations - 238 - 805 Gain on sale of real estate, net - 2,619 - 1,605 Net income from discontinued operations - 2,857 - 2,410 Net Income 17,122 17,286 52,399 43,165 Income allocated to participating securities (123) (95) (343) (284) Income allocated to preferred stockholders (818) (818) (2,454) (2,454) Net income available to common stockholders 16,181 $ 16,373 $ 49,602 $ 40,427 $ Basic earnings per common share: $0.47 $0.47 $1.43 $1.24 Diluted earnings per common share: $0.46 $0.47 $1.42 $1.24 Weighted average shares used to calculate earnings per common share: Basic 34,605 34,553 34,596 32,625 Diluted 36,629 36,580 36,620 34,657 Three Months Ended Nine Months Ended September 30, September 30,

Consolidated Balance Sheets 23 FINANCIAL FINANCIAL (amounts in thousands, unaudited) December 31, 2013 December 31, 2013 ASSETS LIABILITIES Real estate investments: Bank borrowings 19,500 $ 21,000 $ Land 79,661 $ 80,993 $ Senior unsecured notes 281,633 255,800 Buildings and improvements 886,351 856,624 Bonds payable 1,400 2,035 Accumulated depreciation and amortization (234,634) (218,700) Accrued interest 2,424 3,424 Net real estate property 731,378 718,917 Accrued expenses and other liabilities 15,937 16,713 Mortgage loans receivable, net of allowance for Total liabilities 320,894 298,972 doubtful accounts: 2014 - $1,730; 2013 - $1,671 171,321 165,444 Real estate investments, net 902,699 884,361 EQUITY Other assets: Stockholders' equity: Cash and cash equivalents 7,589 6,778 Preferred stock (1) 38,500 38,500 Debt issue costs, net 2,036 2,458 Common stock (2) 348 347 Interest receivable 661 702 Capital in excess of par value 691,249 688,654 Straight-line rent receivable, net of allowance for Cumulative net income 834,247 781,848 doubtful accounts: 2014 - $720; 2013 - $1,541 31,581 29,760 Other 91 117 Prepaid expenses and other assets 6,858 6,756 Cumulative distributions (932,758) (877,028) Notes receivable 1,147 595 Total equity 631,677 632,438 Total assets 952,571 $ 931,410 $ Total liabilities and equity 952,571 $ 931,410 $ (1) Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2014 - 2,000; 2013 - 2,000 (2) Common stock $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2014 - 34,845; 2013 - 34,746 September 30, 2014 September 30, 2014

Funds from Operations

(unaudited, dollar amounts in thousands, except per share amounts)

Reconciliation of Normalized FFO, Normalized AFFO, and Normalized FAD

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Net income available to common stockholders	$ 16,181	$ 16,373	$ 49,602	$ 40,427
Add: Depreciation and amortization (continuing and discontinued operations)	6,335	6,202	18,935	18,469
Less: Gain on sale of real estate, net	-	(2,619)	(1,140)	(1,605)
FFO available to common stockholders	22,516	19,956	67,397	57,291
Add: Non-cash interest related to earn-out liabilities	-	36	-	256
Add: Non-recurring one-time items	-	-	-	707 (1)
Normalized FFO available to common stockholders	**22,516**	**19,992**	**67,397**	**58,254**
Less: Non-cash rental income	(452)	(975)	(1,369)	(2,505)
Normalized adjusted FFO (AFFO)	22,064	19,017	66,028	55,749
Add: Non-cash compensation charges	877	542	2,326	1,593
Less: Capitalized interest	(474)	(218)	(1,216)	(718)
Normalized funds available for distribution (FAD)	$ 22,467	$ 19,341	$ 67,138	$ 56,624
Diluted FFO available to common stockholders per share	$0.64	$0.57	$1.91	$1.72
Diluted normalized FFO available to common stockholders per share	**$0.64**	**$0.57**	**$1.91**	**$1.75**
Diluted normalized AFFO per share	$0.62	$0.54	$1.87	$1.68
Diluted normalized FAD per share	$0.63	$0.55	$1.90	$1.70

(1) Represents the one-time severance and accelerated restricted stock vesting charges related to the retirement of the Company's former Senior Vice President, Marketing and Strategic Planning.

FINANCIAL

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Funds from Operations 25 FINANCIAL FINANCIAL Reconciliation of Normalized FFO Per Share (unaudited, dollar amounts in thousands, except per share amounts) 2013 2013 Normalized FFO available to common stockholders $ 22,516 $ 19,992 $ 67,397 $ 58,254 Effect of dilutive securities: Participating securities 123 95 343 284 Convertible preferred securities 818 818 2,454 2,454 Diluted normalized FFO available to common stockholders $ 23,457 $ 20,905 $ 70,194 $ 60,992 34,605 34,553 34,596 32,625 Effect of dilutive securities: Stock options 24 27 24 32 Participating securities 240 199 221 201 Convertible preferred securities 2,000 2,000 2,000 2,000 Shares for diluted FFO per share 36,869 36,779 36,841 34,858 $0.65 $0.58 $1.95 $1.79 $0.64 $0.57 $1.91 $1.75 Diluted normalized FFO per share Shares for basic FFO per share Basic normalized FFO per share 2014 2014 Three Months Ended September 30, Nine Months Ended September 30,

Glossary

Adjusted Funds From Operations ("AFFO"): FFO excluding the effects of non-cash rental income.

Assisted Living Properties ("ALF"): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are senior housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs.

Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year.

Core Based Statistical Area ("CBSA"): Based on the U.S. Census Bureau, CBSA is a collective term for both metro and micro areas. Each metro or micro area consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

EBITDA: Earnings before interest, taxes, depreciation and amortization.

Funds Available for Distribution ("FAD"): FFO excluding the effects of non-cash rental income and non-cash compensation charges.

Funds From Operations ("FFO"): As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

GAAP Lease Yield: GAAP rent divided by the purchase price.

GAAP Rent: Total rent we will receive as a fixed amount over the life of the lease and recognized evenly over that life. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income.

Gross Asset Value: Represents undepreciated book value.

Gross Investment: Original price paid for an asset plus capital improvements funded by LTC Properties, Inc. ("LTC"), without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value.

Independent Living Properties ("ILF"): Senior housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or senior apartments.

Interest Income: Represents interest income from mortgage loans.

GLOSSARY

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27 GLOSSARY Glossary Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at senior housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Properties (“MC”): Senior housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or m ore population. (See Core Based Statistical Area) Micropolitan Statistical Areas (“Micro-SA”) : Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 (but less than 50,000) population. (See Core Based Statistical Area) Net Rea l Estate Assets: Gross investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Rental Income: Straight-line rental income and amortization of lease inducement. Non-cash Compensation Charges: Vesting expense relating to stock option s and restricted stock. Normalized AFFO: FFO adjusted for non-recurring, infrequent or unusual items and excludes the non-cash rental income. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortiz ation, rent, and management fees divided by the operator’s contractual lease rent. Normalized FAD: FFO adjusted for non-recurring, infrequent or unusual items and excludes the non-cash rental income and non-cash compensation charges. Normalized FFO: FF O adjusted for non-recurring, infrequent or unusual items. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time.

Glossary

Operator Financial Statements: Property level operator financial statements are unaudited and have not been independently verified by us.

Private Pay: Private pay includes private insurance, HMO, VA, and other payors.

Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale).

Quality Mix: LTC revenue by operator underlying payor source for the quarter presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us.

Range of Care ("ROC"): Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.

Rental Income: Represents GAAP rent net of amortized lease inducement cost from continuing and discontinued operations.

Same Property Portfolio ("SPP"): Same property statistics allow management to evaluate the performance of LTC's leased property portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. We identify our same property portfolio as stabilized properties that are, and remained, in operations for the duration of the quarter-over quarter comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in our same property portfolio.

Schools: An institution for educating students which include private and charter schools. Private schools are not administered by local, state or national governments; therefore, funded in whole or part by student tuition rather than government funded. Charter schools provide an alternative to the traditional public school. Charter schools are generally autonomous entities authorized by the state or locality to conduct operations independent from the surrounding public school district. Laws vary by state, but generally charters are granted by state boards of education either directly or in conjunction with local school districts or public universities. Operators are granted charters to establish and operate schools based on the goals and objectives set forth in the charter. Upon receipt of a charter, schools receive an annuity from the state for each student enrolled.

Skilled Nursing Properties ("SNF"): Senior housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient's family, private health insurance, or through the federal Medicare or state Medicaid programs.

Stabilized: Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when occupancy reaches 80% at a SNF or 90% at an ALF) or 12 months from the acquisition date. Newly completed developments, including redevelopments, major renovations, and property additions, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Under Development Properties ("UDP"): Development projects to construct senior housing properties.

GLOSSARY

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